Consent of Independent Auditors



We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated November 22, 2000 on the financial statements and financial highlights of Principal International Emerging Markets Fund, Inc. in this Post-Effective Amendment No. 13 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-29131) and related prospectuses of Principal International Emerging Markets Fund, Inc.

                                                    ERNST & YOUNG LLP

Des Moines, Iowa
February 23, 2001